Registration No.

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8

                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933


                                  MAXTOR CORPORATION
        (Exact name of registrant as specified in its charter)

        Delaware                        77-0123732
(State or other jurisdiction    (I.R.S.employer identification no.)
of incorporation or
organization)

                            211 River Oaks Parkway
                            San Jose, California  95134
         (Address of principal executive offices) (Zip code)

                          MAXTOR CORPORATION
                         1996 STOCK OPTION PLAN
                       (Full title of the plan)

                           Glenn H. Stevens
                  Vice President and General Counsel
                          MAXTOR CORPORATION
                        211 River Oaks Parkway
                          San Jose, California  95134
               (Name and address of agent for service)

Telephone number, including area code, of agent for service:
(408) 432-1700

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.



                   CALCULATION OF REGISTRATION FEE



                              Proposed   Proposed
   Title of                   maximum    maximum
  securities      Amount      offering   aggregate       Amount of
    to be         to be       price per  offering       registration
  registered      registered  share (1)  price (1)       fee (1)


  Common Stock    10,272,168  $3.00      $30,816,504.00  $10,626.38
  ($0.01 par
  value)






    (1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the book value of the Company's Common Stock on July 11, 1996.


                             PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


  Item 3.  Incorporation of Documents by Reference

         Maxtor Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

       (a) The Company's latest annual report on Form 10-K, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year.

       (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

       (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B, filed pursuant to Section 12 of the Exchange Act, as filed with the Commission on December 23, 1986, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


  Item 4.  Description of Securities

       The class of securities to be offered is Common Stock, par value $0.01.


  Item 5.  Interests of Named Experts and Counsel

       Inapplicable.

  Item 6.  Indemnification of Directors and Officers

       Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' fiduciary "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or approval of any transaction from which a director derives an improper personal benefit.

       The Certificate of Incorporation and the By-Laws of the Company provide for mandatory indemnification of its officers, directors and key employees to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware. The Company also has entered into indemnification agreements with its officers and directors which provide, among other things, mandatory indemnification of such individuals in situations in which indemnification is only permissive under Section 145. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").


  Item 7.  Exemption From Registration Claimed

       Inapplicable.


  Item 8.  Exhibits

       See Exhibit Index.


  Item 9.  Undertakings

       (a)  Rule 415 Offering.

       The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i)  To include any prospectus required by
  Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) Filing incorporating subsequent Exchange Act documents by reference.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (h) Request for acceleration of effective date or filing of registration statement on Form S-8.

            Insofar as indemnification for liabilities arises under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on July 15, 1996.

                                     MAXTOR CORPORATION



                                     By:\s\Glenn Stevens
                                          Glenn H. Stevens
                                          Vice President,General
                                          Counsel and Secretary



                          POWER OF ATTORNEY


       The officers and directors of Maxtor Corporation whose signatures appear below hereby constitute and appoint Michael R. Cannon and Glenn H. Stevens, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their and his substitutes, shall do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

  Signature                Title                    Date


  /s/ Micheal R.Cannon     President, Chief         7/15/96
  Michael R. Cannon        Executive Officer and
                           Director (Principal
                           Executive Officer)

  /s/ Nathan Kawaye        Vice President,          7/15/96
  Nathan Kawaye            Finance, and Chief
                           Financial Officer
                           (Principal Financial
                           and Accounting
                           Officer)

  ___________________      Chairman of the Board    7/15/96
  M. H. Chung


  /s/ C. S. Park           Vice Chairman and        7/15/96
  C. S. Park               Director


  /s/ Charles Hill         Director                 7/15/96
  Charles Hill


  /s/Charles F.Christ      Director                 7/15/96
  Charles F. Christ


  /s/Y. H. Kim             Director                 7/15/96
  Y.H. Kim



                             EXHIBIT INDEX



   4.1 Amended and Restated Certificate of Incorporation of the Company is incorporated by reference to the exhibits to the Company's quarterly report on Form 10-K filed July 1, 1996

   4.2 Amended and Restated By-Laws of the Company are incorporated by reference to the exhibits to the Company's quarterly report on Form 10-Q filed July
               1, 1996

   5           Opinion regarding legality

   23.1        Consent of Counsel (included in Exhibit 5)

   23.2        Consent of Ernst & Young LLP, Independent Auditors

   24 Power of Attorney (included in signature pages to this registration statement)